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                                                                       EXHIBIT 7

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.

of New York in the State of New York, at the close of business on March 31, 1999, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS
                                                  Thousands
                                                  of dollars
Cash and balances due from depository
    institutions:
    Noninterest-bearing balances
    and currency and coin....................     $  7,997,000
    Interest-bearing balances................       12,201,000
Held-to-maturity securities..................                0
Available-for-sale securities................       36,050,000
Federal funds sold and
    securities purchased under
    agreements to resell.....................        8,658,000
Loans and lease financing receivables:
    Loans and Leases, net of un-
    earned income............................     $189,886,000
    LESS: Allowance for loan
    and lease losses               4,674,000
                                   ---------
Loans and leases, net of
    unearned income, allowance,
    and reserve..............................     $185,212,000
Trading assets...............................       31,195,000
Premises and fixed assets
    (including capitalized leases)...........        3,911,000
Other real estate owned......................          400,000
Investments in unconsolidated
    subsidiaries and associated com-
    panies...................................        1,128,000
Customers' liability to this bank
    on acceptances outstanding...............        1,426,000
Intangible assets............................        3,560,000
Other assets.................................       12,578,000
                                                  ------------
TOTAL ASSETS.................................     $304,316,000
                                                  ============
                         LIABILITIES
Deposits:
    In domestic offices......................     $ 40,444,000
    Noninterest-
    bearing....................  $13,607,000
    Interest-
    bearing....................   26,837,000
                                 -----------
In foreign offices, Edge and
    Agreement subsidiaries, and
    IBFs.....................................      173,560,000
    Noninterest-
    bearing.....................   11,287,000
    Interest-
    bearing.....................  162,273,000
                                  -----------
Federal funds purchased and
    securities sold under agree-
    ments to repurchase......................        6,977,000
Trading liabilities..........................       25,422,000
    Other borrowed money (includes mortgage
    indebtedness and obligations
    under capitalized leases):
     With a remaining maturity of one
     year or less............................       11,454,000
     With a remaining maturity of more
     than one year through three years.......        1,569,000
     With a remaining maturity of more
     than three years........................        2,156,000
Bank's liability on acceptances ex-
    ecuted and outstanding...................        1,500,000
Subordinated notes and
    debentures...............................        6,600,000
Other liabilities............................       14,406,000
                                                  ------------
TOTAL LIABILITIES............................     $284,088,000
                                                  ============
               EQUITY CAPITAL
Perpetual preferred stock
    and related surplus......................                0
Common stock.................................     $    751,000
Surplus......................................        9,524,000
Undivided profits and capital re-
    serves...................................       10,651,000
Net unrealized holding gains (losses)
    on available-for-sale securities.........           31,000
Accumulated net gains (losses)
    on cash flow hedges......................                0
Cumulative foreign currency
    translation adjustments..................         (729,000)
                                                  ------------
TOTAL EQUITY CAPITAL.........................     $ 20,228,000
                                                  ------------
TOTAL LIABILITIES, LIMITED-
    LIFE PREFERRED STOCK, AND
    EQUITY CAPITAL...........................     $304,316,000
                                                  ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                               ROGER W. TRUPIN
                                               CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                               PAUL J. COLLINS
                                                  JOHN S. REED
                                             WILLIAM R. RHODES
                                                     DIRECTORS